Exhibit 99.1

eMerge Interactive Appoints Susan D. Mermer Chief Financial Officer;

Robert E. Drury Named EVP Business Development

SEBASTIAN, Florida, May 24, 2006 – eMerge Interactive, Inc. (NASDAQ: EMRG), a technology company focusing on the agricultural industry, today announced that Susan D. Mermer will become Executive Vice President and Chief Financial Officer, succeeding Robert E. Drury who will become Executive Vice President of Business Development. Reporting directly to David C. Warren, CEO, Ms. Mermer will be responsible for the accounting, control, tax, treasury, financial planning and analysis, legal, investor relations, human resources and facilities functions, while Mr. Drury will report to Mr. Warren and focus on developing strategic alternatives in order to enhance eMerge Interactive’s business model.

“Susan has the experience and skills to succeed in the CFO role, and this will enable Bob to concentrate on creating value for our stakeholders,” said Mr. Warren. “As I indicated at our annual meeting last week, the beef industry has been at an historical low point in profitability of the packer segment for the past 18 months, which has made it difficult for us to gain industry adoption of our technologies. We believe that this management alignment will put the resources of our Company in the proper structure for short- and long-term success.”

Ms. Mermer has been with eMerge since 2000, most recently as Senior Vice President and Controller. Prior to joining eMerge she served as Director of Finance, Assistant Treasurer and Assistant Secretary for Paravant, Inc., a manufacturer of defense electronics, where she was responsible for SEC financial reporting as well as leading the merger and acquisition due diligence team. From 1997 to 1998, Ms. Mermer was Audit Manager for Hoyman, Dobson & Co. P.A. a public accounting firm. Ms. Mermer began her financial career in 1989 as a certified public accountant at KPMG LLP where she was Audit Manager for several publicly traded companies. Ms. Mermer graduated from the University of Virginia and is a CPA in the state of Florida.

Mr. Drury has more than 20 years experience in chief financial officer and corporate strategy roles in the foodservice and related industries. He has also been instrumental in leading, developing and negotiating numerous acquisitions, joint ventures, and restructurings.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural industry. The Company’s products include CattleLog™, a USDA-approved Process Verified Program (“PVP”) providing individual-animal data collection and reporting that enables livestock tracking, verification and branding; the VerifEYE™ CIS, a real-time, optical inspection system that scans beef carcasses in packing plants; and the Solo handheld inspection unit, a portable instrument, incorporating the VerifEYE imaging technology. For more information about eMerge Interactive, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including the rate of adoption of the Company’s products and services, its ability to grow revenue and margins, its ability to implement its expansion strategy, the impact of competition on pricing, the impact of litigation, general economic conditions and other factors discussed in this release and as set forth from time to time in other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.